Exhibit 4.5
[FACE OF NOTE]
CLEARWIRE COMMUNICATIONS LLC
and
CLEARWIRE FINANCE, INC.,
12% Senior Secured Note due 2015

No.	CUSIP No.
$
          CLEARWIRE COMMUNICATIONS LLC, a Delaware limited liability company (the “Company”) and CLEARWIRE FINANCE, INC., a Delaware corporation (“Finance Co” and, together with the Company, the “Issuers”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of Dollars ($    ), on December 1, 2015.

Interest Rate:	12% per annum.
Interest Payment Dates:	June 1 and December 1 of each year commencing June 1, 2011.
Regular Record Dates:	May 15 and November 15 of each year.
          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officers.

CLEARWIRE COMMUNICATIONS LLC,
By:
Name:
Title:

By:
Name:
Title:

CLEARWIRE FINANCE, INC.
By:
Name:
Title:

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)
          This is one of the 12% Senior Secured Notes due 2015 referred to in the within-mentioned Indenture.

WILMINGTON TRUST FSB as Trustee
By:
Authorized Signatory

Dated: December 9, 2010

[REVERSE SIDE OF NOTE]
CLEARWIRE COMMUNICATIONS LLC
and
CLEARWIRE FINANCE, INC.
12% Senior Secured Note due 2015
1. Principal and Interest; Subordination.
          The Issuers will pay the principal of this Note on December 1, 2015.
          The Issuers promise to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 12% per annum (subject to adjustment as provided below).
          Interest will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes) at the close of business on May 15 or November 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing June 1, 2011.
          Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 1, 2010; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          The Issuers shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.
2. Method of Payment.
          The Issuers will pay interest (except defaulted interest) on the principal amount of the Notes on each June 1 and December 1 to the Persons who are Holders (as reflected in the Note Register at the close of business on May 15 and November 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Issuers will make payment to the Holder that surrenders this Note to any Paying Agent on or after December 1, 2015.
          The Issuers will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuers may pay principal (premium, if any) and interest by its check payable in such money. The Issuers may pay interest on the Notes either (a) by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.
3. Paying Agent and Note Registrar.
          Initially, the Trustee will act as Paying Agent and Note Registrar. The Issuers may change any Paying Agent or Note Registrar upon written notice thereto. The Issuers, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.

4. Indenture; Limitations.
          The Issuers issued the Notes under an Indenture dated as of November 24, 2009 (the “Indenture”), among the Issuers, the Subsidiary Guarantors and Wilmington Trust FSB, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.
          The Notes are senior secured obligations of the Issuers. The Indenture does not limit the aggregate principal amount of the Notes.
5. Redemption.
          Optional Redemption. Except as described below, the Notes are not redeemable at the Issuers’ option until December 1, 2012. From and after December 1, 2012, the Issuers may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to but excluding the applicable redemption date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on December 1 of each of the years indicated below:

Year	Percentage

2012	106.000%
2013	103.000%
2014 and thereafter	100.000%
          In addition, prior to December 1, 2012, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 112.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to but excluding, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, with the net proceeds of one or more Equity Offerings of the Issuers or any direct or indirect parent of the Issuers to the extent such net proceeds are contributed to the Issuers; provided that at least 65% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
          At any time prior to the final maturity date of the Notes, the Issuers may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding the Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.
6. Repurchase upon a Change in Control and Asset Sales.
          Upon the occurrence of (a) a Change in Control, the Holders of the Notes will have the right to require that the Issuers purchase such Holder’s outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and (b) Asset Sales, the Issuers may be obligated to make offers to purchase Notes and Other Pari Passu Lien Obligations with a portion of the Net Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

7. Denominations; Transfer; Exchange.
          The Notes are in registered form without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part).
8. Persons Deemed Owners.
          A registered Holder may be treated as the owner of a Note for all purposes.
9. Unclaimed Money.
          If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuers at their written request. After that, Holders entitled to the money must look to the Issuers for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.
10. Discharge and Defeasance Prior to Redemption or Maturity.
          If the Issuers irrevocably deposit, or cause to be deposited, with the Trustee money or Government Securities sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes (a) to Redemption or Maturity Date, the Issuers will be discharged from its obligations under the Indenture and the Notes, except in certain circumstances for certain covenants thereof, and (b) to the Stated Maturity, the Issuers will be discharged from certain covenants set forth in the Indenture.
11. Amendment; Supplement; Waiver.
          Subject to certain exceptions, the Indenture, the Security Documents or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture, the Security Documents or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.
12. Restrictive Covenants.
          The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Incurrence of Indebtedness and Issuance of Disqualified Stock and preferred stock; (ii) Restricted Payments; (iii) transactions with Affiliates; (iv) Liens; (v) purchase of Notes upon a Change in Control; (vi) disposition of proceeds of Asset Sales; (vii) guarantees of Indebtedness by Restricted Subsidiaries; (viii) dividend and other payment restrictions affecting Restricted Subsidiaries; (ix) merger and certain transfers of assets; (x) limitation on activities of Finance Co and Spectrum Entities and (xi) future Subsidiary Guarantors. Within 120 days after the end of each fiscal year, the Issuers must report to the Trustee on compliance with such limitations.
13. Successor Persons.
          When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

14. Remedies for Events of Default.
          If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Issuers or any Subsidiary Guarantors that is a Significant Subsidiary occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture, the Security Documents or the Notes except as provided in the Indenture. The Trustee and the Collateral Agent may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power.
15. Guarantees.
          The Issuers’ obligations under the Notes are fully, irrevocably and unconditionally guaranteed on a senior secured basis, to the extent set forth in the Indenture, by each of the Subsidiary Guarantors.
16. Trustee Dealings with Issuers.
          The Trustee or the Collateral Agent under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuers and their Affiliates as if it were not the Trustee or the Collateral Agent.
17. Authentication.
          This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.
18. Abbreviations.
          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
          The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to CLEARWIRE COMMUNICATIONS LLC, 4400 Carillon Point, Kirkland, Washington 98033, Attention: General Counsel, or CLEARWIRE FINANCE, INC., 4400 Carillon Point, Kirkland, Washington 98033, Attention: General Counsel.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.
Date: __________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: __________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Note purchased by the Issuers pursuant to Section 1017 or 1018 of the Indenture, check the appropriate box below:

☐ Section 1017	☐ Section 1018
          If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 1017 or Section 1018 of the Indenture, state the amount you elect to have purchased:

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: _____________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount
	Amount of decrease	Amount of increase	of this Global Note	Signature of authorized
	in Principal Amount	in Principal Amount	following such	signatory of Trustee
Date of Exchange	of this Global Note	of this Global Note	decrease (or increase)	or Custodian

*	This schedule should be included only if the Note is issued in global form.